UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
September 23, 2008
Date of Report (Date of Earliest Event Reported)

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51895 (Commission File Number)	27-0125925 (IRS Employer Identification No.)

170 N. Radnor Chester Road
Suite 300
Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)
484-598-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 23, 2008, PolyMedix, Inc. (OTC BB: PYMX) (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain institutional and individual accredited investors (the “Purchasers”), including three of the Company’s directors, in a private placement (the “Offering”) of $4.25 million of units at $7.00 per unit consisting of (i) one share of the Company’s Series 2008 Convertible Preferred Stock, par value $0.001 per share (“2008 Preferred Stock”) and (ii) a Series B Warrant (“Series B Warrant”) to purchase either shares of 2008 Preferred Stock or, if the 2008 Preferred Stock has been converted into the Company’s common stock, par value $0.001 per share (the “Common Stock”) as described below, shares of Common Stock.
Each share of Series 2008 Preferred Stock will automatically convert into 10 shares of Common Stock immediately, and without any action on the part of the holder of such share of 2008 Preferred Stock, upon the effectiveness of an amendment (the “Certificate Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), to increase the number of shares of Common Stock authorized for issuance by the Company under the Certificate to an amount sufficient to cover the issuance of shares of Common Stock upon conversion of the 2008 Preferred Stock and the issuance of shares of Common Stock issuable after such conversion upon exercise of all of the Series B Warrants. The Company will take all actions necessary to call and hold a stockholder meeting within 60 days of filing a definitive proxy statement for the purpose of obtaining stockholder approval of the Certificate Amendment.
Pursuant to the Purchase Agreements, the Company will file a registration statement on Form S-1 (or an alternative available form) covering the resale of Common Stock issuable on the conversion of the 2008 Preferred Stock and the issuance of Common Stock issuable upon exercise of the Series B Warrants within twenty 20 business days following the later of (i) the filing of the Certificate Amendment, or (ii) the filing of the Company’s next required Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, after the closing of the Offering, subject to any limits on the number of shares of Common Stock included on the registration statement imposed by the U.S. Securities and Exchange Commission (“SEC”).
The Purchase Agreements also contain certain other customary representations, warranties, and covenants of the Company and the Purchasers. The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference.
The form of Purchase Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the Company and the Purchasers. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreements and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Purchase Agreements. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the form of Purchase Agreement together with the other information concerning the Company that the Company publicly files in reports and statements with the SEC.
Each Series B Warrant represents the right to purchase either (a) one share of 2008 Preferred Stock at an exercise price of $10.00 per share or (b) if, at the time the Series B Warrant is exercised (in whole or in part), the 2008 Preferred Stock has been converted into shares of Common Stock, ten shares of Common Stock at an exercise price of $1.00 per share. Each Series B Warrant may be exercised at any time through September 22, 2013. The Series B Warrants may also be exercised at such time by means of a “cashless exercise” if the Series B Warrants are exercisable for Common Stock and at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance and sale of Common Stock upon such exercise.
A holder will not have the right to exercise any portion of a Series B Warrant to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates), would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.
The Series B Warrants contain customary adjustment provisions in the event of stock splits, stock dividends on the Company’s Common Stock, stock combinations or similar events affecting the Common Stock, or in the event the Company consummates any merger, consolidation, sale or other reorganization event in which the Common Stock is converted into or exchanged for securities, cash or other property or the Company consummates a sale of substantially all of its assets.
No fractional shares of stock will be issued in connection with the exercise of a Series B Warrant. In lieu of fractional shares, the Company will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of a share of such fractional share of stock, as determined in accordance with the terms of the Series B Warrant.
The foregoing description of the Series B Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Series B Warrant, which is filed as Exhibit 4.2 to this Report.
The Offering is structured as a private placement of securities pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. The Company paid aggregate placement agent compensation in the Offering of approximately $274,000 in cash and a Series B Warrant to purchase either 19,571 shares of 2008 Preferred Stock or 195,708 shares of Common Stock. A copy of the press release announcing the Offering is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth in Items 1.01 and 5.03 of this Report is incorporated herein by reference.

Item 3.03.	Material Modification of Rights to Security Holders.
(b) The information set forth in Items 1.01 and 5.03 of this Report is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Offering, on September 18, 2008, the Company filed with the Secretary of State of Delaware a Certificate of Designations (the “Designations”), which sets forth the rights, preferences, and obligations of the 2008 Preferred Stock. The Designations were filed pursuant to Section 151(g) of the Delaware General Corporation Law and is effective as of September 18, 2008.
Holders of shares of the 2008 Preferred Stock will participate on a pro rata basis with holders of Common Stock on dividends or other distributions with respect to the Common Stock on an As-Converted Basis (as defined in the Designations). Upon the occurrence of a liquidation event and after payment or provision for payment of debts and other liabilities of the Company, the holders of 2008 Preferred Stock will be entitled to participate on a pro rata basis with the holders of Common Stock in the distribution of the remaining net distributable proceeds from such liquidation event and receive the amount the holders of 2008 Preferred Stock would have received on an As-Converted Basis, subject to but immediately prior to such liquidation event.
In addition, holders of 2008 Preferred Stock will be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of the Company’s directors, voting together with the holders of Common Stock as one class on an As-Converted Basis.
The Designations contain customary adjustment provisions in the event of stock splits, stock dividends on the Company’s Common Stock, stock combinations or similar events affecting the Common Stock or in the event the Company consummates any merger, consolidation, sale or other reorganization event in which the Common Stock is converted into or exchanged for securities or other property or the Company consummates a sale of substantially all of its assets. Fractional interests in Common Stock will be rounded to the nearest whole number (with one-half being rounded upward).
The information set forth in Item 1.01 of this Report with respect to the automatic conversion of the 2008 Preferred Stock is incorporated herein by reference. The foregoing description of the Designations does not purport to be complete and is qualified in its entirety by reference to the Designations, which are filed as Exhibit 3.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Description
3.1	Certificate of Designations of PolyMedix, Inc. Series 2008 Convertible Preferred Stock
4.1	Form of Securities Purchase Agreement as executed by the Company and the Investors
4.2	Form of Series B Warrant to Purchase Capital Stock
99.1	Press Release issued September 24, 2008.
Additional Information and Where to Find It
In connection with the Certificate Amendment, the Company intends to file with the SEC a proxy statement and other relevant materials. The definitive proxy statement will be mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE CERTIFICATE AMENDMENT. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by the Company by contacting PolyMedix, Inc., 170 N. Radnor-Chester Road, Suite 300, Radnor, PA 19087 Attn: Investor Relations.
Participants in the Certificate Amendment Solicitation
The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Certificate Amendment. Information about the executive officers and directors of the Company and their ownership of the Company’s Common Stock is set forth in the proxy statement for the Company’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2008. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in connection with the transactions contemplated by the Certificate Amendment by reading the definitive proxy statement regarding the Certificate Amendment when it becomes available.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.
Date: September 24, 2008	By:	/s/ Edward Smith
		Name:	Edward Smith
		Title:	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designations of PolyMedix, Inc. Series 2008 Convertible Preferred Stock
4.1	Form of Securities Purchase Agreement as executed by the Company and the Investors
4.2	Form of Series B Warrant to Purchase Capital Stock
99.1	Press Release issued September 24, 2008.